State of Delaware
Secretary of State
Division of Corporations
Delivered 10:58 AM 01/22/2016
FILED 10:58 AM 01/22/2016
SR 20160350223 - File Number 5944175

Exhibit T3A.5

CERTIFICATE OF FORMATION

OF

GULFPORT MIDSTREAM HOLDINGS, LLC

This Certificate of Formation of Gulfport Midstream Holdings, LLC (the "***LLC***") is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Gulfport Midstream Holdings, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the 22nd day of January, 2016.

By: /s/ LYNN P. HAUSNER
Name: Lynn P. Hausner
Title: Authorized Person